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                                                                EXHIBIT 4.2




CUSIP: 832110 AD 2
No. 001
$150,000,000


THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                           SMITH INTERNATIONAL, INC.

                           ___% Senior Note due 2007

         SMITH INTERNATIONAL, INC., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, at the office or agency of the Company in New York, New York, the principal sum of 150,000,000 Dollars on [Pmt Date 2], 2007, in the coin or currency of the United States, and to pay interest, semi-annually on [Pmt Date 1] and [Pmt Date 2] of each year, commencing [Pmt Date 1], 1998, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the [Pmt Date 1] or the [Pmt Date 2], as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on this Note, in which case from [Pmt Date 2], 1997, until payment of said principal sum has been made or duly provided for; PROVIDED, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register or by wire transfer as provided in the Indenture referred to on the reverse hereof and the resolutions of the Special Committee of the Board of Directors regarding the terms of the Notes. Notwithstanding the foregoing, if the date hereof is after [Rec Date 1] or [Rec Date 2], as the case may be, and before the following [Pmt Date 1] or [Pmt Date 2], this Note shall bear interest from such [Pmt Date 1] or [Pmt Date 2]; PROVIDED, that if the Company shall default in the payment of interest due on such [Pmt Date 1] or [Pmt Date 2], then this Note shall bear interest from the next preceding [Pmt Date 1] or [Pmt Date 2], to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on these Notes, from [Pmt Date 2], 1997. The interest so payable on any [Pmt Date 1] or [Pmt Date 2] will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on [Rec Date 1] or [Rec Date 2], as the case may be, next preceding such [Pmt Date 1] or [Pmt Date 2], whether or not such day is a Business Day.

         Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

         IN WITNESS WHEREOF, SMITH INTERNATIONAL, INC. has caused this instrument to be signed manually or by facsimile by its duly authorized officer and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:

(SEAL)                                             SMITH INTERNATIONAL, INC.


                                        By:____________________________________
                                        Name:__________________________________
                                        Title:_________________________________
Attest:

___________________________________________
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                         CERTIFICATE OF AUTHENTICATION


         This is one of the Securities of the series designated pursuant to the within-mentioned Indenture.

Dated:                                        THE BANK OF NEW YORK, as Trustee



                                              By:__________________________
                                                 Authorized Signatory





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                                REVERSE OF NOTE

                           SMITH INTERNATIONAL, INC.

                           ___% Senior Note due 2007

         This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of September 8, 1997 (herein called the "Indenture"), duly executed and delivered by the Company and The Bank of New York, as Trustee (herein called the "Trustee"), to which Indenture, all indentures supplemental thereto and all resolutions of the Board of Directors, or any committee thereof ("Board Resolutions"), reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the ___% Senior Notes due 2007 of the Company, limited in aggregate principal amount to $150,000,000.

         Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal and, to the extent lawful, on overdue installments of interest at the rate per annum borne by this Note. If a payment date is not a Business Day as defined in the Indenture at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

         In case an Event of Default with respect to the _____% Senior Notes due 2007, as defined in the Indenture, shall have occurred and be continuing, the principal hereof and the interest accrued hereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions which provide that the Company and the Trustee may enter into one or more supplemental indentures or Board Resolutions amending the Indenture and the Securities of any series with the written consent of the Holders of a majority in principal amount of the Outstanding Securities of all series affected by such supplemental indenture or Board Resolutions (all such series voting as one class), and the Holders of a majority in principal amount of the Outstanding Securities of all series affected thereby (all such series voting as one class) may waive future compliance by the Company with any provision of the Indenture or the Securities of such series; PROVIDED that, without the consent of each Holder of the Securities of each series affected thereby, an amendment or waiver, including a waiver of past defaults, may not: (i) change the due date of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon redemption thereof, or reduce the amount of the principal of any Security that would be due and payable upon a declaration of the maturity thereof pursuant to the Indenture, or change the place of payment where, or the coin or Currency in which, any Security or any premium or the interest thereon is denominated or payable (or, in the case of certain Securities which provide for less than the entire principal amount thereof to be due and payable upon a





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declaration of acceleration of the maturity thereof pursuant to the Indenture, reduce the amount of principal payable upon such a declaration of acceleration of the maturity thereof), or impair the right to institute suit for the enforcement of any such payment on or after the due date thereof (or, in the case of redemption, on or after the Redemption Date), (ii) reduce the percentage of the principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture or Board Resolutions, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture or (iii) modify any of the provisions of Section 5.13, Section 9.2 or Section 10.10 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

         It is also provided in the Indenture that, subject to certain conditions, the Holders of at least a majority in principal amount of the outstanding Securities of all series affected (voting as a single class) may waive an existing Default or Event of Default with respect to the Securities of such series and its consequences, except a Default in the payment of principal of (or premium, if any) or interest on any Security of such series or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note in the manner, at the place, at the respective times, at the rate and in the coin or Currency herein prescribed.

         The Notes are issuable initially in fully registered form, without coupons, in denominations of $1,000 and any whole multiple thereof at the office or agency of the Company in New York, New York, and in the manner and subject to the limitations provided in the Indenture, but, without the payment of any service charge, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

    This Note will not be redeemable at the option of the Company prior to maturity.

         Upon due presentment for registration of transfer of this Note at the office or agency of the Company in New York, New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, any indenture supplemental thereto or any Board Resolutions or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present, or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

         This Note shall be governed by and construed in accordance with the internal laws of the State of New York without regard to conflicts of laws principles thereof.

         Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.





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         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

________________________________________
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

________________________________________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.


Dated:_______________________________________________

Signature:___________________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.


Signature Guarantee: ________________________________

                              SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.